UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

2870 Peachtree Road Suite 502

Atlanta, GA 30305

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	OTC Expert Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2026, Trevena, Inc., Trevena SPV2 LLC, Trevena SPV1 LLC, and Trevena Royalty LLC (collectively the “Company”) entered into an Assignment and Release Agreement (the “Agreement) with Jiangsu Nhwa Pharmaceutical Co. Ltd. (“Nhwa”) and R-Bridge Investment Four Pte. Ltd., (the “Lender”) whereby the Lender agreed to terminate and release the Company from all obligations (other than indemnification and other obligations that survive the termination of the Loan Agreement pursuant to the existing terms of such agreement) under the royalty-based loan agreement by and between the Company and the Lender entered into on March 30, 2022 and amended on July 3, 2024. In exchange for such termination and release, the Company agreed to transfer all rights, title and interest under the Company’s Chinese License Agreement with Nhwa, entered into on April 27, 2018 (as amended), for royalties in the China territory, other than the rights to the Commercialization Milestone payments.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Number	Description
10.1	Assignment and Release Agreement dated January 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: January 14, 2026	By:	/s/ Katrine Sutton
Katrine Sutton
Acting Principal Finance Officer and Principal Accounting Officer